                                   EXHIBIT 12
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

                                        Three months ended
                                             March 31,                  Year ended December 31,
-------------------------------------------------------------------------------------------------------------
                                          2000      1999      1999      1998      1997      1996      1995
-------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes             $1,618    $1,073    $3,426    $3,776    $3,762    $3,185    $2,354
Adjustments:
   (a) Fixed charges:
       (1) Interest on borrowed funds       855       584     2,794     2,240     1,788     1,686     2,492
       (2) 1/3 of rent                       21        26       103        96        92        95        90
   (b) Preferred dividends                   16        20        85        97       157       183       129
                                         ------    ------    ------    ------    ------    ------    ------
   (c) Adjusted earnings                 $2,510    $1,703    $6,408    $6,209    $5,799    $5,149    $5,065
                                         ======    ======    ======    ======    ======    ======    ======

Fixed charges and preferred dividends    $  892    $  630    $2,982    $2,433    $2,037    $1,964    $2,711
                                         ======    ======    ======    ======    ======    ======    ======

Adjusted earnings/fixed charges           2.81x     2.70x     2.15x     2.55x     2.85x    2.62 x     1.87x
                                         ======    ======    ======    ======    ======    ======    ======

                         INCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

                                        Three months ended
                                             March 31,                  Year ended December 31,
-------------------------------------------------------------------------------------------------------------
                                          2000      1999      1999      1998      1997      1996      1995
-------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes             $1,618    $1,073    $3,426    $3,776    $3,762    $3,185    $2,354
Adjustments:
   (a) Fixed charges:
       (1) Interest on borrowed funds       855       584     2,794     2,240     1,788     1,686     2,492
       (2) 1/3 of rent                       21        26       103        96        92        95        90
       (3) Interest on deposits             898       897     3,516     3,706     3,339     3,433     3,517
   (b) Preferred dividends                   16        20        85        97       157       183       129
                                         ------    ------    ------    ------    ------    ------    ------
   (c)  Adjusted earnings                $3,408    $2,600    $9,924    $9,915    $9,138    $8,582    $8,582
                                         ======    ======    ======    ======    ======    ======    ======

Fixed charges and preferred dividends    $1,790    $1,527    $6,498    $6,139    $5,376    $5,397    $6,228
                                         ======    ======    ======    ======    ======    ======    ======

Adjusted earnings/fixed charges           1.90x     1.70x     1.53x     1.62x     1.70x     1.59x     1.38x
                                         ======    ======    ======    ======    ======    ======    ======

                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                 TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

                                       Three months ended
                                            March 31,                  Year ended December 31,
------------------------------------------------------------------------------------------------------------
                                         2000      1999      1999      1998      1997      1996      1995
------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes            $1,618    $1,073    $3,426    $3,776    $3,762    $3,185    $2,354
Adjustments:
  (a) Fixed charges:
      (1) Interest on borrowed funds       855       584     2,794     2,240     1,788     1,686     2,492
      (2) 1/3 of rent                       21        26       103        96        92        95        90
                                        ------    ------    ------    ------    ------    ------    ------
  (b) Adjusted earnings                 $2,494    $1,683    $6,323    $6,112    $5,642    $4,966    $4,936
                                        ======    ======    ======    ======    ======    ======    ======

Fixed charges                           $  876    $  610    $2,897    $2,336    $1,880    $1,781    $2,582
                                        ======    ======    ======    ======    ======    ======    ======

Adjusted earnings/fixed charges          2.85x     2.76x     2.18x     2.62x     3.00x     2.79x     1.91x
                                        ======    ======    ======    ======    ======    ======    ======

                         INCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

                                       Three months ended
                                            March 31,                  Year ended December 31,
------------------------------------------------------------------------------------------------------------
                                         2000      1999      1999      1998      1997      1996      1995
------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes            $1,618    $1,073    $3,426    $3,776    $3,762    $3,185    $2,354
Adjustments:
  (a) Fixed charges:
      (1) Interest on borrowed funds       855       584     2,794     2,240     1,788     1,686     2,492
      (2) 1/3 of rent                       21        26       103        96        92        95        90
      (3) Interest on deposits             898       897     3,516     3,706     3,339     3,433     3,517
                                        ------    ------    ------    ------    ------    ------    ------
  (b) Adjusted earnings                 $3,392    $2,580    $9,839    $9,818    $8,981    $8,399    $8,453
                                        ======    ======    ======    ======    ======    ======    ======

Fixed charges                           $1,774    $1,507    $6,413    $6,042    $5,219    $5,214    $6,099
                                        ======    ======    ======    ======    ======    ======    ======

Adjusted earnings/fixed charges          1.91x     1.71x     1.53x     1.62x     1.72x     1.61x     1.39x
                                        ======    ======    ======    ======    ======    ======    ======